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HP INC.
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Message from our President and CEO

Leading HP Forward

Dear Fellow Shareholders,

As an investor in HP, you have important expectations of our company—from industry-leading innovation, to disciplined execution and cost management, to sustainable long-term value creation.

These have long been hallmarks of HP, and they have never been more important than they are at this moment.

The COVID-19 pandemic has compelled us all to change, seemingly overnight, virtually every aspect of our lives and livelihoods.

My confidence stems from the track record we have built. Our 2019 results are the latest example. We grew revenue, non-GAAP operating profit, and non-GAAP earnings per share. We once again outperformed the Personal Systems and Print markets. And we took important

We know the road ahead will not be easy. We’re now operating in a dramatically different environment, complete with new headwinds that didn’t exist at the start of the calendar year. Yet, despite this, we have many reasons to be optimistic about our future.

HP is a strong company with market leading positions across Personal Systems, Print, and 3D Printing & Digital Manufacturing. We have a healthy cash position and balance sheet with an investment grade credit rating that enable us to navigate unanticipated challenges such as those currently before us, while preserving strategic optionality for the future. And the strategy we have put in place – to Advance, Disrupt and Transform – supports a clear and compelling investment thesis. Our priorities are to:

1.Advance our leadership in Personal Systems and Print. This is a large, $485 billion total addressable market (TAM) for HP that we only have approximately 10% of today. By creating new customer value propositions and evolving our business models, we have

“Companies like ours exist to help empower humanity through technology, and we have important roles to play in supporting people everywhere as they adapt to new ways of living, working, and learning as a result of this pandemic.”

And as we prioritize the health and well-being of our employees, customers, partners and their families, we must also fulfill a broader set of responsibilities. Companies like ours exist to help empower humanity through technology, and we have important roles to play in supporting people everywhere as they adapt to new ways of living, working, and learning as a result of this pandemic.

And while COVID-19 has created an unprecedented set of social, economic and financial market challenges that we must now navigate, my confidence in our teams and our company has not wavered. Tough times like these are when the true spirit of HP shines brightest.

steps forward to enhance our position in 3D Printing and Digital Manufacturing.

Equally important to what we delivered is how we delivered it. We were ranked #1 on Newsweek’s “Most Responsible Company” list, #6 on the Barron’s “Most Sustainable Companies” list, and #11 on the Wall Street Journal’s “Management Top 250” list of the world’s best-managed companies.

Honors like these reflect the values that guide our teams and the way we run our company. And it’s not just the right thing to do, it’s also good for our business. Our Sustainable Impact programs helped drive more than $1.6 billion of new sales in 2019.

Message from the CEO

opportunities to enable news ways of living, working and learning through our products and services.

This will be especially true as the world overcomes COVID-19. Lifestyles and workstyles may be permanently altered as a result of this pandemic, and we are well positioned to meet the changing needs of our customers and partners around the world.

2.Disrupt industries. We see an even larger long-term opportunity in our industrial businesses. Today, Graphics and 3D Printing represent a TAM of about $55 billion. As we expand our solutions across the entire value chain, we expect our market opportunity to grow to more than $500 billion.

To capture this, we will continue building a complete solutions ecosystem to change the way the world designs and manufactures. In the face of the pandemic, we quickly mobilized our 3D printing technology and partners to produce urgently needed items such as face shields for hospitals facing shortages. And are well positioned to help drive the shift from analogue to digital across a range of industry segments.

3.Transform the way we work. To enable our strategy and accelerate our progress, we have implemented a new operating model across HP. Our new structure places our teams closer to our customers, streamlines

These are extremely challenging times. But HP has been through tough situations before. We will once again rise to the moment by harnessing the same determination, the same ingenuity, and the same collaborative spirit that has always propelled our company forward.

Our founders used to say that, “The biggest competitive advantage is to do the right thing at the worst time.” That spirit is something all our teams and I embrace

“We will once again rise to the moment by harnessing the same determination, the same ingenuity, and the same collaborative spirit that has always propelled our company forward.”

decision making, and creates the capacity we need to reinvest in the innovation, capabilities and talent that will be central to our future. And we are driving structural cost reductions that will make us a more agile and efficient company.

every single day—and it’s why I know HP’s best days are yet to come. Thank you for the confidence you have placed in us with your investment. Enrique Lores President & CEO, HP Inc.

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This document contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. These forward-looking statements include any statements of expectation or belief; any statements relating to the plans, strategies and objectives of management or the HP Board of Directors for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; and any statements of assumptions underlying any of the foregoing. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, please refer to HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019, and its other filings with the SEC. HP assumes no obligation and does not intend to update these forward-looking statements.

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